JOINT FILER INFORMATION

NAME: Peloton Partners LLP
----

ADDRESS:  17 Broadwick Street
-------   London, United Kingdom W1F ODJ

DESIGNATED FILER: Geoffrey Grant

ISSUER: Cadiz, Inc.
------

DATE OF EVENT REQUIRING STATEMENT: January 19, 2007
---------------------------------

SIGNATURE:

PELOTON PARTNERS LLP


/s/ Geoffrey Grant
------------------------------------
By:  Geoffrey Grant
Title:  Chief Investment Officer